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                                                              Exhibit 16.2



         Consent of Independent Registered Public Accounting Firm


We consent to the reference to our firm under the caption "Independent Registered Public Accounting Firm" in Post-Effective Amendment No. 20 to the Registration Statement (Form S-6 No. 33-76018) pertaining to Variable Life Account B of ING Life Insurance and Annuity Company, and to the use therein of our report dated March 7, 2007, with respect to the financial statements of Variable Life Account B of ING Life Insurance and Annuity Company.


                                                        /s/ Ernst & Young LLP


Fort Wayne, Indiana
April 23, 2007